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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                 CURRENT REPORT
                                       ON
                                    FORM 8-K

                         PURSUANT TO SECTION 13 OR 15(D)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (date of earliest event reported): February 13, 1998

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                              THINK NEW IDEAS, INC.
             (Exact name of registrant as specified in its charter)


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         DELAWARE                 000-21775                 95-4578104
     (State or other       (Commission File Number)      (I.R.S. Employer
     jurisdiction of                                   Identification No.)
      incorporation)


           45 W. 36TH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10018
                   (Address of principal executive offices)


                  (212) 629-6800/(212) 629-6850 (FACSIMILE)
     (Registrant's telephone and facsimile numbers, including area code)

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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

      Not Applicable.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

      Not Applicable.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

      Not Applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

      Effective February 13, 1998, THINK New Ideas, Inc. (the "Company") dismissed the accounting firm of BDO Seidman, LLP ("BDO Seidman"), 330 Madison Avenue, New York, New York 10017, as the Company's independent accountants.

      The report of BDO Seidman on the financial statements of the Company for the fiscal years ended June 30, 1996 and 1997 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

      The decision to change accountants was approved by the Board of Directors.

      There were no disagreements at the decision making level (i.e., between personnel of the Company responsible for the presentation of its financial statements and personnel of BDO Seidman responsible for rendering its report) with BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, would have caused it to make reference to the subject matter of such disagreements in connection with its reports. In addition, there is no information or event required to be reported herein pursuant to Subsection (a)(1)(iv)(B) of Rule 304 of Regulation S-B, except for certain potential material weaknesses which our auditors have advised us of in a draft management letter dated January 6, 1998, relating to their audit of the Company's June 30, 1997 financial statements. These points, which management believes have been remedied as part of the further development of the Company's infrastructure, could have had, if not remedied, a material affect on the future financial statements of the Company. The points included the following: (i) general ledger maintenance and account reconciliations were not performed on a timely basis, including reconciliations of a certain subsidiary of subledgers to general ledger control accounts (in particular, unbilled accounts receivable, certain intercompany accounts and work-in process accounts were not currently analyzed and reconciled); (ii) there was no formal job cost system in place to track the status of web-site development projects and the related percentage of completion information, (iii) certain invoices had not been submitted to clients on a timely basis, and (iv) there was no formal written policy regarding the processing and payment of vendor invoices and employee expense reimbursements. Some of these areas resulted in the performance of additional procedures during the course of the audit and certain material year-end audit adjustments. Management believes that it has addressed and satisfactorily resolved the foregoing matters during the first quarter of the new fiscal year. In addition, management has submitted the draft letter received from BDO to Ernst & Young for its review and consideration.

      The Company provided BDO Seidman with a copy of this Current Report on Form 8-K (the "Current Report") and requested that BDO Seidman furnish the Company with a letter, a copy of which will be attached as Exhibit 16.1, addressed to the Securities and Exchange Commission (the "Commission") stating whether BDO Seidman agrees with the statements made by the Company hereinabove and, if not, stating the respects in which it does not agree.

      The Board of Directors has engaged Ernst & Young, LLP, 787 7th Avenue, 9th Floor, New York, New York 10019, ("Ernst & Young") as the Company's independent accountants, effective as of February 13, 1998. During the fiscal years ended June 30, 1996 and 1997, the Company did not consult with Ernst & Young regarding: (i) the application of accounting principles to a specified transaction; (ii) the type of opinion that might be rendered on the Company's financial statements; or (iii) any matter that was the subject of a disagreement with the Company's former accountant or a reportable event (as contemplated by Item 304 of Regulation S-B).

      The Company provided Ernst & Young with a copy of this Current Report, has requested that Ernst & Young review such report before it is filed with the Commission and has given Ernst & Young the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification or statement as to whether it agrees with the statements made by the Company in response to the items listed hereinabove.


ITEM 5.   OTHER EVENTS

      Not Applicable.

ITEM 6.   RESIGNATION OF REGISTRANT'S DIRECTORS

      Not Applicable.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

      (a) FINANCIAL STATEMENTS.  Not Applicable.

      (b) PRO FORMA FINANCIAL STATEMENTS.  Not Applicable.

      (c) EXHIBITS.

          The following exhibit is included herewith:

               Exhibit 16.1:  Letter of BDO Seidman, LLP*


          *To be filed by amendment

ITEM 8.   CHANGE IN FISCAL YEAR

      Not Applicable.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    THINK NEW IDEAS, INC.


Date:  February 13, 1998                  By:/S/ SCOTT A. MEDNICK
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                                             Scott A. Mednick,
                                                  Chief Executive Officer